EXHIBIT 32.1

CERTIFICATION REQUIRED BY SECTION 1350

In connection with the Annual Report on Form 10-K of NiMin Energy Corp. (the “Company”) for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Clarence Cottman, III, Chairman and Chief Executive Officer of the Company, and Jonathan S. Wimbish, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Clarence Cottman, III
Clarence Cottman, III
Chairman and Chief Executive Officer
March 24, 2014

/s/ Jonathan S. Wimbish
Jonathan S. Wimbish
Chief Financial Officer
March 24, 2014